Exhibit 21
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                         First Bancorp and Subsidiaries
                       List of Subsidiaries of Registrant


  Name of Subsidiary
    and Name under
   Which Subsidiary                                                                              I.R.S. Employer
  Transacts Business           State of Incorporation           Address of Subsidiary         Identification Number
  ------------------           ----------------------           ---------------------         ---------------------
                                                            341 North Main Street
First Bank (1)                     North Carolina           Troy, North Carolina  27371-0508         56-0132230

Montgomery Data
Services, Inc.                     North Carolina           355 Bilhen Street
                                                            Troy, North Carolina  27371-0627         56-1421914

First Bancorp Financial            North Carolina           341 North Main Street
Services, Inc.                                              Troy, North Carolina  27371-0508         56-1597887

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(1)      First Bank wholly owns two subsidiaries 1) First Montgomery Financial
         Services Corporation, a Virginia corporation incorporated on November 2, 2001, located at 150 West Main Street, Wytheville, Virginia 24382 (I.R.S. Employer Identification Number 54-2061020) and 2) First Bank Insurance Services, Inc. a North Carolina corporation, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-1659931). First Montgomery Financial Services Corporation wholly owns one subsidiary - First Troy Realty Corporation, a North Carolina corporation incorporated on May 12, 1999, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-2140094)



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